                                                              EXHIBIT 10.04.01






                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT, made and entered into this 9th day of February, 1995, by and between Salem Radio Network Incorporated, a Delaware corporation having its principal place of business at 545 East John Carpenter Freeway, Suite 450, Irving, Texas 76092, (hereinafter referred to as "the Company"), and Greg R. Anderson, residing at 1414 Stone Lakes Drive, Southlake, Texas 76092, (hereinafter referred to as "Employee"):

     WHEREAS, the Company desires to employ Employee for the term of this agreement in connection with the management and direction of its entire radio network enterprise, and

     WHEREAS, Employee is experienced in such aspects of radio networking and desires to be retained by the Company,

     NOW, THEREFORE, in order to carry out the mutual desires of the Company and Employee, the parties promise and agree as follows:

     1.  TERM  The term of this Agreement will be for the period beginning
         ----
October 1, 1994 and ending September 30, 1997.
---------------            ------------------

     2.  SERVICES TO BE PROVIDED  Employee will serve as President of the
         -----------------------
Company under the direction of the Chief Executive Officer, Salem Communications Corporation.

     3.  EMPLOYEE RESPONSIBILITIES
         -------------------------

          3.1 Employee, during the term of this contract, shall devote his principal skills and energy to the service of the Company, and shall not render those services, or any other services, to any other entity or engage in any other services or business or employment, directly or indirectly, without prior written consent of the Company.

          3.2 Specifically, the responsibilities of Employee shall encompass the overall supervision and management of the entire Company enterprise, including, but not limited to, the day-to-day operations, the identity and development of programming, the development and maintenance of affiliates, recruitment of talent, negotiation of talent and syndication contracts, the preparation of annual expense and capital budgets and participation in strategic planning on an interactive basis with the Company's Chief Executive Officer, its officers and Board of Directors.

          3.3 Employee acknowledges that the development and maintenance of advertising revenue is a major factor in the continued viability and growth of the Company and as such shall work closely and regularly, in a consultative manner with the general manager and account representatives of Salem Radio Representatives, Inc. (SRR) to develop a revenue budget and sales strategy for all Company programs available for sponsorship. Company acknowledges, however, that at this time and under the current structure, Employee has limited control over the sales effort of SRR and its employees. Notwithstanding the foregoing, the Company shall expect Employee to work successfully in partnership with SRR in maximizing Company advertising opportunities. Employee shall be expected to continuously monitor current sales arrangement utilizing SRR as to its effectiveness for SRN. If Employee determines that the current sales arrangement and performance employing SRR proves unsatisfactory, Employee shall alert Company of that judgment and make appropriate recommendations to modify the arrangement.

          3.4 Employee shall not accept or agree to accept from any person, other than the Company, any money, service or other valuable consideration for the inclusion of any matter as a part of the Company's programming or in connection with the production or preparation of any program or program matter intended for broadcasting.

          3.5 The Company may make use of Employee's name, photograph, drawing and other likeness in connection with the advertising and giving of publicity to a Company program, or the advertising of the Company during the period beginning with Employee's term of employment and continuing up to ninety (90) days after the last broadcast rendered during the term of this agreement. The Company may make recordings, transcriptions, videotapes and films of any and all services which Employee performs and may make use of any announcing material supplied by Employee. the Company shall have the right to have such recordings, transcriptions, videotapes and films broadcast royalty-free over any radio or television station at any time.

     4.   COMPENSATION
          ------------

          A. Company agrees to pay Employee in full for services rendered as described in Part 3 above, a base salary as follows:

               1. From October 1, 1994 to September 30, 1995, at the rate of $10,000 per month.

               2. From October 1, 1995 to September 30, 1996, at the rate of $10,500 per month.

               3. From October 1, 1996 to September 30, 1997, at the rate of $11,025 per month.

          B. In addition, Employee shall be eligible for an annual performance bonus consideration based on the following:

          At the completion of year-end audited financial statements of the Company during the term of this agreement, consideration will be given by the Company Board of Directors to paying Employee a discretionary bonus, following its evaluation of Employee's performance. Criteria to be considered will include but not be limited to: Meeting or exceeding Company's net operating income budget; working successfully with SRR to meet or exceed sales goals; identifying talent and development of new programming; continued expansion of the Company affiliate base; development and skillful management of the Company organization, and in particular the Company's managerial and affiliate relations staffs and the Company talent pool. Bonuses, if declared, will be paid not later than 30 days after the completion of the audited year-end financial statements.

     5.   BENEFITS  Company agrees that Employee shall receive all standard
          --------
company benefits in accordance with the Company Employee Handbook, with the
                                                -----------------
exception that Company shall pay the entire premium for Employee's personal group health and life coverage and fifty percent (50%) of the premium for Employee's dependent health coverage based on the terms and conditions of the group health master contract. Employee shall receive two weeks (10 days) of paid vacation time per annum through the term of this contract.

     6.   CANCELLATION  This contract may be canceled and/or terminated:
          ------------

          A. By either party at any time upon breach by the other of any of the covenants and agreements contained herein.

          B. By Company at any time for cause. "Cause" is defined as Employee's failure to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company's business, or any act or involvement by Employee in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company. In the event of termination under this Paragraph B, provisions of severance under Paragraph C (below) shall not apply.

          C. By Company at any time provided one hundred and fifty (150) days of salary, excluding bonuses, and all accrued vacation is paid.

     7.   ADDITIONAL TERMS AND CONDITIONS
          -------------------------------

          A. Any questions as to the validity, construction or performance of the Agreement shall be governed by the laws of the state of Texas.

          B. Because the performance of Employee's duties will give him access to Station's proprietary client information, all such client and/or other proprietary station information is acknowledged by Employee as being the sole property of the Station, and may not be used by Employee for any purpose other than that which is specifically related to Employee's responsibilities and performance as an employee of the Company.

          C. This instrument contains the entire agreement of the parties, and supersedes any previous employment agreement or understanding between the parties effective on or after the beginning of the term of this Agreement. It may not be changed orally but only by an agreement, in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          D. If any portion of this agreement shall be held to be illegal, invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this contract shall be construed as if such invalid, illegal invalid or unenforceable provision, had never been contained herein. Additionally, in lieu of each such illegal or unenforceable provision, there shall be added automatically as part of the contract a provision as similar to such former provision as shall be legal, valid and enforceable.

          E. Each notice, consent, approval or request permitted or required to be given hereafter, except for legal process, shall be given in writing, either by personal delivery, U.S. Postal Service, mailgram or by facsimile with the original sent same day by certified mail to the parties at the respective addresses below their signatures of the face of this contract or at such other substitute address as either may designate by notice given in the same manner.

          F. The parties agree that the terms and conditions of this contract shall be and remain confidential as between the parties and neither party shall disclose, divulge or reveal such terms and conditions to any third party agent without the other's prior written consent.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written and effective as of October 1, 1994.

     EMPLOYEE                       COMPANY
                                    SALEM RADIO NETWORK INCORPORATED


By:   /s/  Greg R. Anderson          By:    /s/  Edward G. Atsinger III
      -----------------------               ---------------------------
                                     Title:
Date:                                       ---------------------------
      -----------------------        Date:
                                            ---------------------------

Address: 1414 Stone Lakes Drive      Address:  4880 Santa Rosa Road
         Southlake, Texas  76092     Suite 300
                                     Camarillo, California  93012